EXHIBIT 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

    If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of Shares (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock

of

PICTURETEL CORPORATION

to

PHARAOH ACQUISITION CORP.
a wholly owned subsidiary of
POLYCOM, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JULY 17, 2001, UNLESS THE OFFER IS EXTENDED.

    As set forth under "The Offer—Guaranteed Delivery" in the Prospectus, dated June 18, 2001 (as may from time to time be amended, supplemented or finalized, the "Prospectus"), this form (or a copy hereof) must be used to accept the Offer (as defined below) if (i) certificates (the "Certificates") representing shares of common stock, $0.01 par value (the "Common Stock"), of PictureTel Corporation, a Delaware corporation (the "Company"), together with associated rights to purchase Junior Preference Stock ("Rights") issued pursuant to the Rights Agreement dated March 25, 1992, as amended, between the Company and The First National Bank of Boston (the Common Stock and the Rights together being referred to herein as the "Shares"), are not immediately available, (ii) if the procedures for Book-Entry Transfer cannot be completed on a timely basis or (iii) time will not permit the Certificates and all other required documents to reach EquiServe Trust Company, N.A. (the "Exchange Agent") prior to the Expiration Date (as defined in the Letter of Transmittal). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmittal by facsimile transmission to the Exchange Agent and must include a signature guarantee by an Eligible Institution (as defined in the Letter of Transmittal) in the form set forth herein. See the guaranteed delivery procedures described in the Prospectus under "The Offer—Guaranteed Delivery".

The Exchange Agent for the Offer is:

By Hand:	By Overnight Delivery:
Securities Transfer & Reporting c/o EquiServe Trust 100 Williams Street, Galleria New York, NY 10038	EquiServe Trust Attn: Corporate Actions 150 Royall Street Canton, MA 02021
By Mail:	By Facsimile Transmission: (For Eligible Institutions Only)
EquiServe Trust Corporate Actions Post Office Box 43014 Providence, RI 02940-3014	(781) 575-2233
Confirm Facsimile Transmission:
By Telephone Only:
(781) 575-3100

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Pharaoh Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Polycom, Inc. ("Polycom"), a Delaware corporation, upon the terms and subject to the conditions set forth in Polycom's Prospectus dated June 18, 2001 (as may from time to time be amended, supplemented or finalized, the "Prospectus") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, $0.01 par value (the "Common Stock"), of PictureTel Corporation, a Delaware corporation (the "Company"), together with associated rights to purchase Junior Preference Stock ("Rights") issued pursuant to the Rights Agreement dated March 25, 1992, as amended, between the Company and The First National Bank of Boston (the Common Stock and the Rights together being referred to herein as the "Shares"), pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Signature(s)

Name(s) of Record Holder(s)
Please Print or Type
Number of Shares

Certificate No.(s) (If Available)

Dated	,

Address(es)
Zip Code
Area Code and Tel. No.(s)

Taxpayer Identification or Social Security Number

Check box if Shares will be tendered by Book-Entry Transfer:	/ /
Account Number

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(Not to Be Used for Signature Guarantee)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Letter of Transmittal), and any other required documents, within three Nasdaq trading days after the date hereof.

Name of Firm
Address
Zip Code
Area Code and Tel. No.

Authorized Signature
Name
Please Print or Type
Title

Date	,

NOTE:	DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.